UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2017

IGNITE RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35549	94-3421359
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10555 Richmond Avenue, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 366-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 10, 2017, Ignite Restaurant Group, Inc. (the “Company”) received a notice (the “Notice”) from the Office of General Counsel of the Nasdaq Stock Market (“Nasdaq”) indicating that the Nasdaq Hearings Panel (the “Panel”) has determined that the Company’s securities would be delisted from The Nasdaq Global Select Market. Accordingly, trading of the Company’s common stock was suspended at the opening of business on March 14, 2017, and a Form 25-Notification of Delisting will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on Nasdaq.

The Notice indicated that the Panel’s determination was based on concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market. Specifically, on July 28, 2016, Nasdaq Listing Qualifications Staff (the “Staff”) notified the Company that it was no longer in compliance with Nasdaq Marketplace Rule 5450(b)(3)(C) since the market value of its publicly held shares closed below the required minimum of $15,000,000 for the previous 30 consecutive business days. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(D), Staff granted the Company a 180-day period, or until January 24, 2017, to regain compliance. The Company was unable to regain compliance with Rule 5450(b)(2)(C) by January 24, 2017. Accordingly, on January 25, 2017, the Company received a letter from Staff notifying it that the Company’s common stock would be delisted from The Nasdaq Global Select Market on February 3, 2017 unless the Company timely requested a hearing before the Panel. The Company appealed the Staff’s determination by requesting a hearing before the Panel to seek continued listing. On March 10, 2017, the Panel determined that the Company’s shares would be delisted from The Nasdaq Stock Market effective at the open of business on March 14, 2017.

The Company’s common stock will be eligible to trade in the over-the-counter (“OTC”) market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGNITE RESTAURANT GROUP, INC.

Date: March 13, 2017	By:	/s/ Brad A. Leist
Brad A. Leist
Senior Vice President and Chief Financial Officer